UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:        November 14, 2012

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement

On November 14, 2012 (“Effective Date”), the Company and its President and Chief Executive Officer (“CEO”), Peter H. Heckman, entered into a transition agreement to assure Mr. Heckman’s continued employment through December 31, 2013 (“Transition Date”). In light of Mr. Heckman’s retirement eligibility, the Company’s Board of Directors created a Succession Planning Committee (“Committee”) in 2011 to address CEO succession. That Committee will oversee the process of selecting a new CEO and transitioning from Mr. Heckman to his successor. The Committee has engaged an executive search firm to assist with the process, and both internal and external candidates will be considered.

The transition agreement provides that, in return for Mr. Heckman providing continued service as CEO and transitional services to his successor and the Company, as needed, up to the Transition Date, he will be compensated through that period, regardless if a successor is named prior to the Transition Date. The transition agreement includes acceleration of vesting of Mr. Heckman’s outstanding stock options, service-based equity awards and earned performance-based equity awards, whether granted before or after the Effective Date. In addition, as of the Transition Date, the Company will pay Mr. Heckman $20,000 for transitional services.

As of the Effective Date of the transition agreement, Mr. Heckman agreed to forego his individual change in control agreement, which included tax gross-ups and a 2.9 year salary benefit, in favor of participation in the company’s current executive change in control plan, which contains no tax gross-ups and has a 2.5 year salary benefit for the CEO position.

The Company’s equity awards are routinely accrued over a pre-determined vesting period but, due to the accelerated vesting of Mr. Heckman’s awards, the Company will be recording an additional expense of approximately $2 million pretax, or 3 cents per diluted share, in its fourth quarter 2012 financial statements.

Item 5.02:      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2012 (“Effective Date”), the Company and its President and Chief Executive Officer (“CEO”), Peter H. Heckman, entered into a transition agreement to assure Mr. Heckman’s continued employment through December 31, 2013 (“Transition Date”). Additional information is included in Item 1.01 and is incorporated by reference herein.

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits.
99.1 Executive Transition Agreement between Horace Mann Educators Corporation and Peter H. Heckman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
Name: Bret A. Conklin
Title: Senior Vice President & Controller
(Principal Accounting Officer)

Date:  November 19, 2012

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